Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports First Quarter 2016 Results

Adjusted EBITDA Increased to $120 million and Free Cash Flow Increased to $86 million

First Quarter Highlights:

•	Delivered net sales of $1.0 billion.

•	Achieved Adjusted EBITDA of $120 million, representing a $17 million increase over prior year.

•	Realized Adjusted EBITDA margin of 11.5% compared to 9.5% in 2015.

•	Generated Free Cash Flow of $86 million, representing a $64 million increase over prior year.

•	Improved Debt Leverage Ratio to 2.62x as of March 31, 2016, reduced from 2.88x as of December 31, 2015.

•	Declared quarterly dividend of $0.30 per share.

SUSSEX, WI, May 3, 2016 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its first quarter ending March 31, 2016.

"We are pleased with our first quarter 2016 results, which reflect our ongoing efforts focused on productivity improvement and sustainable cost reduction," said Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer. "We remain disciplined in how we manage all aspects of our business to minimize the impacts of ongoing industry and economic uncertainties, and to position us as the industry’s high-quality, low-cost producer. At the same time, we continue to strengthen the balance sheet by paying down debt and generating significant Free Cash Flow. As we look forward, we will continue to innovate by creating new, complementary products and marketing services that will help our clients drive improved performance. Our focus is on helping clients improve both the efficiency and effectiveness of their media spend across multiple channels."

Net sales for the first quarter 2016 were $1.0 billion, a decrease of 4% due to ongoing volume and pricing pressures. First quarter Adjusted EBITDA was $120 million compared to $103 million for the same period in 2015, and Adjusted EBITDA margin was 11.5% compared to 9.5%. The increase in Adjusted EBITDA and Adjusted EBITDA margin primarily reflect the impact of enhanced operational efficiency from ongoing improvements in manufacturing productivity and sustainable cost reductions.

First quarter 2016 Free Cash Flow was $86 million, an increase of $64 million from the same period in 2015. The increase primarily reflects the impact from ongoing improvements in working capital levels and increased cash from earnings, as well as reduced capital expenditures.

"Our strategic actions to implement sustainable operational efficiencies and improve the earnings power of the business have positioned Quad/Graphics to be a significant Free Cash Flow generator in 2016 and beyond," said Dave Honan, Quad/Graphics Executive Vice President and Chief Financial Officer. "Our Free Cash Flow supports our disciplined capital deployment strategy, which includes deleveraging the balance sheet. Since September 2015, we have reduced debt by $245 million, improving our Debt Leverage Ratio to 2.62x from 3.07x. In addition, we remain committed to maintaining our annual dividend of $1.20 per share, which represents less than 30% of Free Cash Flow. As we move forward in this challenging industry environment, we remain focused on creating value for our stakeholders."

Quad/Graphics’ next quarterly dividend of $0.30 per share will be payable on June 17, 2016, to shareholders of record as of June 6, 2016.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Wednesday, May 4, to discuss first quarter 2016 results. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics’ website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10083359. Participants will be given a unique PIN to gain immediate access to the call on May 4, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10083359

The playback will be available until June 6, 2016.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the impact of the various covenants in the Company’s debt facilities that impose restrictions may affect the Company’s ability to operate its business; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of changes in postal rates, service levels or regulations; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of increased business complexity as a result of the Company’s entry into additional markets; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; significant capital expenditures may be needed to maintain the Company’s platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Debt Leverage Ratio. Adjusted EBITDA is defined as net earnings (loss) attributable to Quad/Graphics common shareholders plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, and equity in loss of unconsolidated entities, and less gain on debt extinguishment and income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA. These measures are presented to provide additional information regarding Quad/Graphics’ performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

About Quad/Graphics

At the forefront of innovation for 45 years, Quad/Graphics (NYSE: QUAD) is a leading print and marketing services provider focused on helping brand owners market their products, services and content more efficiently and effectively across media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, healthcare, insurance and financial. The Company helps its clients perform better in today’s rapidly changing world through the integration of print products with complementary services to improve efficiencies, reduce costs, create engagement, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
Kyle.Egan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Net sales	$1,042.5	$1,088.0

Cost of sales	803.5	875.4
Selling, general and administrative expenses	119.0	109.7
Depreciation and amortization	78.1	81.3
Restructuring, impairment and transaction-related charges	28.9	10.1
Goodwill impairment	—	23.3
Total operating expenses	1,029.5	1,099.8

Operating income (loss)	$13.0	$(11.8)

Interest expense	20.7	22.5
Gain on debt extinguishment	(14.1)	—

Earnings (loss) before income taxes and equity in loss of unconsolidated entities	6.4	(34.3)

Income tax expense (benefit)	1.7	(1.0)

Earnings (loss) before equity in loss of unconsolidated entities	4.7	(33.3)

Equity in loss of unconsolidated entities	0.9	1.9

Net earnings (loss)	$3.8	$(35.2)

Earnings (loss) per share
Basic and diluted	$0.08	$(0.74)

Weighted average number of common shares outstanding
Basic	47.6	47.7
Diluted	48.5	47.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2016 and December 31, 2015
(in millions)
(UNAUDITED)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$10.3	$10.8
Receivables, less allowances for doubtful accounts	546.8	648.7
Inventories	278.8	280.1
Prepaid expenses and other current assets	44.6	38.2
Restricted cash	13.6	13.5
Total current assets	894.1	991.3

Property, plant and equipment—net	1,621.8	1,675.8
Other intangible assets—net	91.3	110.5
Equity method investments in unconsolidated entities	3.9	4.4
Other long-term assets	65.1	65.5
Total assets	$2,676.2	$2,847.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$318.2	$358.8
Amounts owing in satisfaction of bankruptcy claims	1.3	1.4
Accrued liabilities	310.7	347.5
Short-term debt and current portion of long-term debt	92.1	94.6
Current portion of capital lease obligations	5.1	5.1
Total current liabilities	727.4	807.4

Long-term debt	1,168.0	1,239.9
Unsecured notes to be issued	7.1	7.1
Capital lease obligations	8.7	9.7
Deferred income taxes	57.5	59.0
Other long-term liabilities	292.7	300.5
Total liabilities	2,261.4	2,423.6

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	916.5	956.7
Treasury stock, at cost	(159.0)	(193.6)
Accumulated deficit	(200.0)	(188.1)
Accumulated other comprehensive loss	(144.1)	(152.5)
Total shareholders' equity	414.8	423.9
Total liabilities and shareholders' equity	$2,676.2	$2,847.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
OPERATING ACTIVITIES
Net earnings (loss)	$3.8	$(35.2)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	78.1	81.3
Impairment charges	16.7	6.3
Goodwill impairment	—	23.3
Gain on debt extinguishment	(14.1)	—
Stock-based compensation	5.2	2.7
Gain on sale or disposal of property, plant and equipment	(1.4)	—
Deferred income taxes	(2.7)	(4.7)
Other non-cash adjustments to net earnings (loss)	2.0	3.1
Changes in operating assets and liabilities—net of acquisitions	25.0	(12.6)
Net cash provided by operating activities	112.6	64.2

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(26.2)	(42.3)
Cost investment in unconsolidated entities	—	(1.2)
Proceeds from the sale of property, plant and equipment	2.5	0.1
Acquisition of businesses—net of cash acquired	—	(19.5)
Net cash used in investing activities	(23.7)	(62.9)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	18.4	—
Payments of long-term debt	(115.4)	(9.7)
Payments of capital lease obligations	(1.3)	(1.2)
Borrowings on revolving credit facilities	293.6	388.3
Payments on revolving credit facilities	(258.5)	(348.6)
Payments of debt financing fees	(0.1)	—
Purchases of treasury stock	(8.8)	—
Sale of stock for options exercised	—	1.3
Shares withheld from employees for the tax obligation on equity grants	(1.4)	(1.6)
Tax benefit (expense) on equity award activity	(0.6)	1.2
Payment of cash dividends	(15.4)	(15.8)
Net cash provided by (used in) financing activities	(89.5)	13.9

Effect of exchange rates on cash and cash equivalents	0.1	(0.3)
Net increase (decrease) in cash and cash equivalents	(0.5)	14.9
Cash and cash equivalents at beginning of period	10.8	9.6
Cash and cash equivalents at end of period	$10.3	$24.5

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three Months Ended March 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended March 31, 2016
United States Print and Related Services	$950.5	$26.5	$27.3	$—
International	92.0	3.4	0.3	—
Total operating segments	1,042.5	29.9	27.6	—
Corporate	—	(16.9)	1.3	—
Total	$1,042.5	$13.0	$28.9	$—

Three months ended March 31, 2015
United States Print and Related Services	$991.4	$17.7	$14.6	$—
International	96.6	(27.5)	2.9	23.3
Total operating segments	1,088.0	(9.8)	17.5	23.3
Corporate	—	(2.0)	(7.4)	—
Total	$1,088.0	$(11.8)	$10.1	$23.3
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended March 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Net earnings (loss)	$3.8	$(35.2)
Interest expense	20.7	22.5
Income tax expense (benefit)	1.7	(1.0)
Depreciation and amortization	78.1	81.3
EBITDA (Non-GAAP)	$104.3	$67.6
EBITDA Margin (Non-GAAP)	10.0%	6.2%

Restructuring, impairment and transaction-related charges (1)	28.9	10.1
Goodwill impairment (2)	—	23.3
Gain on debt extinguishment (3)	(14.1)	—
Equity in loss of unconsolidated entities (4)	0.9	1.9
Adjusted EBITDA (Non-GAAP)	$120.0	$102.9
Adjusted EBITDA Margin (Non-GAAP)	11.5%	9.5%
______________________________

(1)	Operating results for the three months ended March 31, 2016 and 2015, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended March 31,
	2016	2015
Employee termination charges (a)	$4.9	$5.1
Impairment charges (b)	16.7	6.3
Transaction-related charges (c)	0.6	0.8
Courier termination fee (d)	—	(10.0)
Integration costs (e)	0.1	1.8
Other restructuring charges (f)	6.6	6.1
Restructuring, impairment and transaction-related charges	$28.9	$10.1
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as other capacity reduction restructuring initiatives including the 2015 Argentina subsidiaries' restructuring proceedings.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the three months ended March 31, 2015, as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(f)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
A non-cash goodwill impairment charge of $23.3 million was recorded during the three months ended March 31, 2015, within the Latin America reporting unit in the International segment, triggered primarily by the Company's Argentina subsidiaries 2015 bankruptcy proceedings in Argentina.

(3)	The $14.1 million gain on debt extinguishment recorded during the three months ended March 31, 2016, primarily relates to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(4)
The equity in loss of unconsolidated entities includes the results of operations for investments in entities where Quad/Graphics has the ability to exert significant influence, but not control, which are accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Three Months Ended March 31, 2016 and 2015
(in millions)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$112.6	$64.2

Less: purchases of property, plant and equipment	(26.2)	(42.3)

Free Cash Flow (Non-GAAP)	$86.4	$21.9

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of March 31, 2016 and December 31, 2015
(in millions, except ratio)
(UNAUDITED)

	March 31, 2016		December 31, 2015
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,273.9		$1,349.3

Divided by: Trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	485.6		468.5

Debt Leverage Ratio (Non-GAAP)	2.62	x	2.88	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended March 31, 2016, and December 31, 2015, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Three Months Ended
	December 31, 2015 (a)	March 31, 2016	March 31, 2015	March 31, 2016
Net earnings (loss)	$(641.9)	$3.8	$(35.2)	$(602.9)
Interest expense	88.4	20.7	22.5	86.6
Income tax expense (benefit)	(282.8)	1.7	(1.0)	(280.1)
Depreciation and amortization	325.3	78.1	81.3	322.1
EBITDA (Non-GAAP)	$(511.0)	$104.3	$67.6	$(474.3)
Restructuring, impairment and transaction-related charges	164.9	28.9	10.1	183.7
Goodwill impairment	808.3	—	23.3	785.0
Gain on debt extinguishment	—	(14.1)	—	(14.1)
Equity in loss of unconsolidated entities	6.3	0.9	1.9	5.3
Adjusted EBITDA (Non-GAAP)	$468.5	$120.0	$102.9	$485.6
______________________________

(a)	Financial information for the year ended December 31, 2015, is included as reported in the Company's 2015 Annual Report on Form 10-K filed with the SEC on February 23, 2016.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
For the Three Months Ended March 31, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Earnings (loss) before income taxes and equity in loss of unconsolidated entities	$6.4	$(34.3)

Restructuring, impairment and transaction-related charges	28.9	10.1
Goodwill impairment	—	23.3
Gain on debt extinguishment	(14.1)	—
	21.2	(0.9)

Income tax expense (benefit) at 40% normalized tax rate	8.5	(0.4)
Adjusted net earnings (loss) (Non-GAAP)	$12.7	$(0.5)

Basic weighted average number of common shares outstanding	47.6	47.7
Plus: effect of dilutive equity incentive instruments	0.9	—
Diluted weighted average number of common shares outstanding	48.5	47.7

Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$0.26	$(0.01)

Diluted Earnings (Loss) Per Share (GAAP)	$0.08	$(0.74)
Restructuring, impairment and transaction-related charges per share	0.60	0.21
Goodwill impairment per share	—	0.49
Gain on debt extinguishment per share	(0.29)	—
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.03	(0.02)
Income tax expense (benefit) at 40% normalized tax rate per share	(0.18)	0.01
Equity in loss of unconsolidated entities from condensed consolidated statement of operations per share	0.02	0.04
Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$0.26	$(0.01)
______________________________

(1)
Adjusted Diluted Earnings (Loss) Per Share excludes: (i) restructuring, impairment and transaction-related charges, (ii) non-cash goodwill impairment charges, (iii) gain on debt extinguishment, (iv) discrete income tax items and (v) equity in loss of unconsolidated entities.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. They are presented to provide additional information regarding Quad/Graphics' performance and because they are important measures by which Quad/Graphics assesses the profitability and liquidity of its business. These measures should not be considered alternatives to net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity.